                 EIGHTH AMENDED AND RESTATED CLOSING AGREEMENT
                 ---------------------------------------------

     This Agreement is made as of January 13, 1995 by ADTRAN, INC. ("ADTRAN") and AMSOUTH BANK OF ALABAMA ("AmSouth") in connection with the execution and delivery of that certain Financing Agreement dated January 1, 1995, (the "Financing Agreement") between the State Industrial Development Authority (the "Authority"), ADTRAN and AmSouth, as Bondholder. Capitalized terms not otherwise defined in this Agreement shall have the meaning assigned in the Financing Agreement.

                                     RECITALS

     On January 13, 1995 ADTRAN and AmSouth entered into a Closing Agreement in connection with the execution and delivery of the Financing Agreement and the consummation of the transactions contemplated therein. On February 13, 1995, May 15, 1995, August 11, 1995, December 9, 1995, March 8, 1996, November 12,
1996 and February 4, 1997, the parties amended the period of time for satisfaction of the conditions of the Closing Agreement and entered into the First Amended and Restated Closing Agreement, the Second Amended and Restated Closing Agreement, the Third Amended and Restated Closing Agreement, the Fourth Amended and Restated Closing Agreement, the Fifth Amended and Restated Closing Agreement, the Sixth Amended and Restated Closing Agreement, and the Seventh Amended and Restated Closing Agreement, respectively, for such purpose. The parties wish to further amend the period of time for satisfaction of the conditions of the Closing Agreement and have now entered into this Eighth Amended and Restated Closing Agreement for such purpose. Accordingly, the Closing Agreement is hereby amended and restated as follows:

     1. ADTRAN has requested that AmSouth purchase the Bond on this date and make an initial Advance of $20,000,000 without selling a 100% participation interest to Madison County Investment Company, Inc. ("Madison"), as contemplated by the Financing Agreement and that certain Participation Agreement dated January 1, 1995, (the "Participation Agreement") to be executed by AmSouth and Madison. A copy of the Participation Agreement is attached as Exhibit A.

     2. AmSouth shall purchase and hold the Bond for 868 days (that is, until May 30, 1997) without selling such a participation interest to Madison, provided, however, that:

         (a) no additional Advances shall be made during such 868-day period,

         (b) the proceeds of such Advance shall be pledge to AmSouth as security for payment of the Bond pursuant to a pledge agreement (the "Pledge Agreement") to be executed by ADTRAN in favor of AmSouth.
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         (c) Madison must enter into the Participation Agreement within such
     868-day period;


         (d) ADTRAN must execute and deliver the letter agreement attached as Exhibit B simultaneously with the delivery of the Participation Agreement by Madison: and


         (e) all other conditions of the Financing Agreement to the initial Advance must be satisfied within such 868-day period.

     3. If all the conditions of paragraph 2 are not satisfied within 868 days, then

         (a) ADTRAN shall purchase the Bond from AmSouth upon 30 days' written demand therefor by AmSouth for an amount equal to the principal amount of the Bond plus accrued interest to the purchase date; and


         (b) AmSouth shall have no further obligation to make Advances under the Financing Agreement, and ADTRAN shall execute (and shall cause the Authority to execute) an amendment to the Financing Agreement confirming such agreement.


     4. If ADTRAN fails to purchase the Bond from AmSouth as provided in paragraph 3 above, then AmSouth may in its discretion, notify the Authority and ADTRAN that a default exists under this Agreement, and such notice shall also constitute an Event of Default under the Financing Agreement and the Loan Agreement, and AmSouth may pursue all remedies available to it under the Financing Documents and the Pledge Agreement or under applicable law.

     5. ADTRAN has applied to AmSouth for credit approval for a loan or loans in an amount not to exceed $20,000,000, which may be in the form of Advances pursuant to the Financing Agreement or a loan pursuant to a separate agreement. AmSouth has given preliminary approval to such application, subject to documentation acceptable to AmSouth in its sole discretion. If such loan is funded prior to the date that ADTRAN is required to purchase the Bond pursuant to this Agreement and if the parties agree that the proceeds of such loan will be in the form of Advances pursuant to the Financing Agreement, then ADTRAN shall not be required to purchase the Bond and Madison shall not be required to enter into the Participation Agreement, but AmSouth shall not be required to make any further Advances under the Financing Agreement.
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     IN WITNESS WHEREOF, ADTRAN and AmSouth have caused this Agreement to be executed by their duly authorized officers as of March 24, 1997, although this Agreement is effective as of January 13, 1995 (the date of original execution).

                                             ADTRAN, INC.

                                             By:  /s/ Mark C. Smith
                                                --------------------------
                                                Mark C. Smith

                                             Its:  Chairman


                                             AMSOUTH BANK OF ALABAMA

                                             By:  /s/ Randall E. Phillips
                                                -----------------------------
                                                Randall E. Phillips

                                             Its:  Vice President